EXHIBIT 99.1

                 SETTLEMENT AGREEMENT AND RELEASE OF ALL CLAIMS

This Settlement Agreement And Release Of All Claims ("Agreement") is made and entered into by and between Service 1st Bank and Thomas A. Vander Ploeg ("Vander Ploeg").

                                    RECITALS:

A. Vander Ploeg has been employed by Service 1st Bank since approximately June 1, 2007, most recently as Executive Vice President and Chief Credit Officer.

B. Service 1st Bank desired to reduce its non-interest expense through a reduction of Executive Management staff. As a part of this reduction, Service 1st Bank desired to end its employment relationship with Vander Ploeg effective April 30, 2008, pursuant to paragraph 16(b) of the written Employment Agreement between Service 1st Bank and Vander Ploeg. Service 1st Bank also indicated it was willing to provide the severance payments called for in paragraph 16(d) of the written employment agreement to Vander Ploeg. In response, Vander Ploeg indicated that he desired to remain employed for one additional month.

C. Service 1st Bank and Vander Ploeg have decided that it is in their mutual best interest to end their employment relationship as provided in this Agreement.

D. Service 1st Bank and Vander Ploeg desire to resolve all issues between them relating to Vander Ploeg's employment with Service 1st Bank and the severance of that relationship by entering into this Agreement.

                                    AGREEMENT

         1. As of May 30, 2008, 5:00 p.m., Vander Ploeg will no longer be employed by Service 1st Bank. Upon receipt by Service 1st Bank of an original of this Agreement, fully executed by Vander Ploeg, and provided that Vander Ploeg has not revoked this Agreement as provided in paragraph 8(f), below, then Service 1st Bank will begin to make twelve (12) payments in the gross amount of $5,625.00 per payment. Said payments will be made beginning on June 15, 2008, and continuing on the last business day or each month and the 15th day of each month thereafter, concluding with a final payment on the last business day of the month of November 2008. Said payments will be subject to all ordinary deductions for payroll tax purposes. Service 1st Bank will also continue to provide group insurance coverages in effect at the time of termination for Vander Ploeg and his dependents, including normal Health Savings Account contributions, at the expense of Service 1st Bank, for a period of one hundred eighty (180) days from the date of termination. Vander Ploeg agrees that the payments described above shall be consideration for the release of claims contained in this Agreement. Vander Ploeg agrees that the foregoing payment shall constitute the entire amount of monetary and other consideration provided to Vander Ploeg under this Agreement. Vander Ploeg agrees that he will not seek any further compensation for any other claimed wages, commissions, bonuses, damages, costs, or attorneys' fees in connection with the matters encompassed in this Agreement.

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         2.       This Agreement and compliance with this Agreement shall not be construed as an admission by Service 1st Bank of any liability whatsoever, or as an admission by Service 1st Bank of any violation of the rights of Vander Ploeg or any person, violation of any order, law, statute, duty, or contract whatsoever against Vander Ploeg or any person. Service 1st Bank specifically disclaims any liability to Vander Ploeg or any other person for any alleged violation of the rights of Vander Ploeg or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of Service 1st Bank, the employees or agents or representatives of Service 1st Bank.

         3. Vander Ploeg has not filed any claim anywhere against Service 1st Bank or anyone connected with Service 1st Bank. Vander Ploeg understands that various employment laws provide the right to an employee to bring claims against an employer if the employee believes he/she has been unlawfully discriminated against. These laws include:

                  Title VII of the Civil Rights Act of 1964
                  The Vietnam Era Veterans' Readjustment Assistance Act of 1974 The Employee Retirement Income Security Act of 1974
                  The Equal Pay Act
                  The Americans with Disabilities Act of 1990
                  The Civil Rights Act of 1991
                  The Family and Medical Leave Act of 1993
                  The California Fair Employment and Housing Act
                  The California Family Rights Act

         Vander Ploeg understands his rights under these Acts and agrees that he will not file against Service 1st Bank any claims based on any alleged violation(s) of these Acts; PROVIDED, Vander Ploeg may file a charge of violation of the Age Discrimination in Employment Act with the Equal Employment Opportunity Commission, including a challenge to the validity of this Agreement and may participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission regarding said Act.

         4. Vander Ploeg gives up (waives) all his rights to damages or any other relief Vander Ploeg might otherwise be awarded on any claim having anything to do with his employment at Service 1st Bank or the conclusion of that employment. This release includes all contract, tort and other claims Vander Ploeg might otherwise make against Service 1st Bank and/or anyone connected with Service 1st Bank.

         5. Vander Ploeg understands that the Age Discrimination in Employment Act of 1967 provides him with the right to bring a claim against Service 1st Bank if he believes he has been discriminated against on the basis of age. Vander Ploeg understands his rights under that Act and specifically agrees to give up (waive) any relief available under the Act for any age discrimination occurring before the date he signs this Agreement, subject to the provisions of paragraph 3, above. Vander Ploeg does not waive any claims against Service 1st Bank for age discrimination that occurs after this Agreement is signed.

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         6.       Except as disclosure may be required by law and necessary for legitimate law enforcement or compliance purposes, Vander Ploeg agrees that he will keep the facts, terms, and amount of this Agreement confidential and that he will not hereafter disclose any information concerning this Agreement to anyone.

         7.       Vander Ploeg hereby agrees that all of his rights under
section 1542 of the Civil Code of the State of California are hereby waived.
Section 1542 provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

         8. Vander Ploeg releases Service 1st Bank and anyone connected with Service 1st Bank from all liability of any kind having to do with Vander Ploeg's employment with Service 1st Bank. All such liability is barred forever. Vander Ploeg understands and agrees that he: (a) Has carefully read and fully understands all of the provisions of this Agreement; (b) Knowingly and voluntarily agrees to all of the terms set forth in this Agreement; (c) Knowingly and voluntarily intends to be legally bound by the same; (d) Has the opportunity to review the Agreement for a full twenty-one (21) calendar days before signing it, and need not sign this Agreement until after he has had it in his possession for a full twenty-one (21) calendar days; (e) May consult with an attorney regarding this Agreement, and Vander Ploeg hereby is advised in writing to consult with an attorney regarding this Agreement; (f) Has a full seven (7) days after signing this Agreement in which to revoke this Agreement, and has been and hereby is advised in writing that this Agreement shall not become effective or enforceable until and unless this revocation period has expired;
(g) Understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. section 621, et. seq.) that may arise after the date this Agreement is executed are not waived.

         9. Vander Ploeg has, in the course of his duties on behalf of Service 1st Bank, been advised of certain business matters and affairs of Service 1st Bank regarding its customers and the management of its business. The duties performed by Vander Ploeg for Service 1st Bank placed him in a position of trust and confidence with respect to certain trade secrets and other proprietary information relating to the business of Service 1st Bank and not generally known to the public. These trade secrets include, but are not limited to, Service 1st Bank' price lists, advertising and promotional ideas and strategies, customer lists, and formulas, patterns, devices, processes, compilations of information, records, and specifications which are owned by Service 1st Bank and which are regularly used in the operation of Service 1st Bank (hereinafter "confidential information"). Vander Ploeg agrees as further consideration to Service 1st Bank under this Agreement that he shall not, at any time in the future, directly or indirectly:

         a. disclose or furnish, directly or indirectly, to any other person, firm, agency, corporation, client, business, or enterprise, any confidential information acquired by Vander Ploeg during his employment with Service 1st Bank;

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         b.       individually or in conjunction with any other person, firm, agency, company, client, business, or corporation, employ or cause to be employed any confidential information in any manner whatsoever;

         c. publish, deliver, or commit to being published or delivered, any copies, abstracts, or summaries of any files, records, documents, drawings, specifications, lists, equipment and similar items relating to the business of Service 1st Bank, whether prepared by Vander Ploeg or otherwise coming into Vander Ploeg's possession;

         d. attempt to encourage, induce, or otherwise solicit, directly or indirectly, any employee of Service 1st Bank to breach an employment agreement with Service 1st Bank or to otherwise interfere with the advantageous business relationship of Service 1st Bank with its employees.

         All files, records, documents, drawings, specifications, lists, equipment, and similar items relating to the business of Service 1st Bank, whether prepared by Vander Ploeg or otherwise coming into Vander Ploeg's possession shall remain the exclusive property of Service 1st Bank and shall not be removed by Vander Ploeg from the premises of Service 1st Bank under any circumstances whatsoever. Vander Ploeg agrees to return no later than June 1, 2008 to Service 1st Bank all property of Service 1st Bank in as good condition as when received by Vander Ploeg (normal wear and tear excepted) including, but not limited to, all computer components, computer hardware, computer software, files, records, documents, drawings, specifications, lists, equipment and supplies, promotional materials, and similar items relating to the business of Service 1st Bank.

         10. In signing this Agreement, Vander Ploeg has not relied upon any representation or statement made by Service 1st Bank or by any representatives or attorneys of Service 1st Bank about this Agreement. Vander Ploeg is advised to consult with an attorney prior to signing this Agreement.

         11. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors, and assigns, and shall enure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns. Vander Ploeg expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

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         12.      The parties hereto agree to submit any dispute arising out of the terms or conditions of this Agreement, or breach thereof, exclusively to binding arbitration before a neutral arbitrator pursuant to the procedures established by the American Arbitration Association for resolution of employment disputes.

         13. Should any provision of this Agreement be declared or be determined by an arbitrator empowered by this Agreement and/or by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

         14. This Agreement sets forth the entire agreement between the parties and fully supersedes any and all prior agreements or understandings, written or oral, between the parties hereto pertaining to Vander Ploeg's employment with Service 1st Bank and the termination of that employment. Vander Ploeg specifically understands and agrees that once the terms of this Agreement are met, Service 1st Bank owes no further obligation to Vander Ploeg under any prior written and/or verbal employment and/or compensation agreement.

Dated:   5/8/08                        /s/ THOMAS A. VANDER PLOEG
       ----------                      -----------------------------------------
                                       THOMAS A. VANDER PLOEG


Dated:   5/8/08                        /s/ JOHN O. BROOKS
       ----------                      -----------------------------------------
                                       JOHN O. BROOKS, Chairman, on behalf of
                                       SERVICE 1ST BANK



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